CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No.333-155734 on Form S-8 of our report dated March 28, 2008, with respect to the consolidated financial statements of EClips Energy Technologies, Inc. (f/k/a World Energy Solutions, Inc.) and subsidiaries included in its Annual Report on Form 10-KSB for the year ended December 31, 2007.

Ferlita, Walsh & Gonzalez, P.A.

Tampa, Florida

March 25, 2009